Dames & Moore, Inc.



                               Third Amendment



                        Dated as of December 16, 1996


                                      To


                           Note Purchase Agreements



                          Dated as of March 15, 1996



            Re:  $40,000,000 6.54% Senior Notes, Series A,
                           Due March 29, 2001,
                 $30,000,000 6.87% Senior Notes, Series B,
                           Due March 29, 2003,
                 $10,000,000 6.92% Senior Notes, Series C,
                           Due September 29, 2003,
                 $5,000,000 7.20% Senior Notes, Series D,
                           Due March 29, 2006
                                 and
                 $15,000,000 7.25% Senior Notes, Series E,
                           Due September 29, 2006

                   THIRD AMENDMENT TO NOTE PURCHASE AGREEMENTS

     THIS THIRD AMENDMENT to Note Purchase Agreements dated as of December 16, 1996 (this "Third Amendment"), is entered into between Dames & Moore, Inc., a Delaware corporation (the "Company"), and Teachers Insurance and Annuity Association of America, Principal Mutual Life Insurance Company, American General Life Insurance Company, United of Omaha Life Insurance Company, American Republic Insurance Company, Aid Association for Lutherans, Provident Mutual Life Insurance Company, and Indianapolis Life Insurance Company
(each a "Noteholder" and collectively, the "Noteholders").

                              RECITALS:

     A. The Company and the Noteholders, together with Unicare Life & Health Insurance Company (as successor MML Pension Insurance Company), Massachusetts Mutual Life Insurance Company, The Canada Life Assurance Company, Canada Life Insurance Company of America, Canada Life Insurance Company of New York and Allstate Life Insurance Company (together with the Noteholders, the "Original Purchasers"), respectively, have heretofore entered into separate Note Purchase Agreements, each dated as of March 15, 1996 and the First Amendment to Note Purchase Agreements dated as of April 15, 1996 and the Company and the Noteholders have heretofore entered into the Second Amendment to Note Purchase Agreements dated as of November 18, 1996 (collectively as amended, the "Note Purchase Agreements").

     B. On or about November 18, 1996, the Company consummated the acquisition of approximately 3,700,000 shares of its common stock held by DM Investors, Inc., a Delaware corporation and wholly-owned Subsidiary of Hochtief AG, a corporation organized under the laws of Germany ("Hochtief"), upon the terms and conditions and all as contemplated by that certain Stock Purchase Agreement, dated as of November 5, 1996 among the Company, DM Investors, Inc. and Hochtief (the "Stock Acquisition").

     C. The consummation of the Stock Acquisition would have resulted in a violation of the terms of the Note Purchase Agreements and in consequence thereof, the Company requested the Noteholders to enter into a second amendment to the Note Purchase Agreements for the purpose of amending such of the terms of the Note Purchase Agreements as would be necessary in order to permit the Stock Acquisition.

     D. Pursuant to Section 17 of the Note Purchase Agreements, the Company and the holders of at least 51% in principal of the Notes consented to the amendment of certain of the terms of the Note Purchase Agreements as set forth in the Second Amendment to Note Purchase Agreements dated as of November 18, 1996 (the "Second Amendment").

     E. The Second Amendment did not accurately reflect the agreement of the Company and the Noteholders with respect to Section 10.5 of the Note Purchase Agreements.

     F. The Company and the Noteholders now desire to amend, effective on the date on which the conditions specified in Section 3 hereof are satisfied, certain of the terms of the Note Purchase Agreements amended by the Second Amendment in order to set forth correctly the agreement of the Company and the Noteholders.

     G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

     H. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.   AMENDMENT.

     Section 1.1. Section 10.5(iv)(1) of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

             "(1)   Consolidated Funded Debt shall not exceed the applicable
     percentage of Consolidated Capitalization set forth below opposite the period during which such additional Funded Debt is to be created, issued, assumed, guaranteed or incurred:

                                         Percent of Consolidated
             For the Period                   Capitalization

       From September 27, 1996 to
          and including March 28, 1997               56%


       From March 29, 1997 to and
          including September 26, 1997               55%


       From September 27, 1997 to and
          including March 27, 1998                   54%

       From March 28, 1998 to and
          including Septembe 25, 1998                52%

       From September 26, 1998 and thereafter        50%"

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 2.1. To induce the Noteholders to execute and deliver this Third Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Third Amendment) that:

              (a) this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally; and

              (b) the Note Purchase Agreements, as amended by this Third Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

SECTION 3.   CONDITIONS TO EFFECTIVENESS OF THIRD AMENDMENT.

          This Third Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

              (a) executed counterparts of this Third Amendment, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders; and

              (b) the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof.

SECTION 4.   MISCELLANEOUS.

     Section 4.1. Except as modified and expressly amended by this Third Amendment, the Note Purchase Agreements are in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Purchase Agreements without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

     Section 4.3. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     Section 4.4. This Third Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Third Amendment.

     IN WITNESS WHEREOF, the Company and the Noteholders have caused this instrument to be executed, all as of the day and year first above written.

                                     Dames & Moore, Inc.


                                     By  Mark A. Snell
                                         _______________________________
                                     Its Executive Vice President and
                                           Chief Financial Officer

Accepted and Agreed to:

                                     Teachers Insurance and Annuity
                                        Association of America


                                      By  Gregory W. MacCordy
                                          _______________________________
                                      Its Director - Private Placements

Accepted and Agreed to:


                                      Principal Mutual Life Insurance
                                        Company


                                      By  Sarah J. Pitts
                                          _______________________________
                                      Its Counsel


                                      By  Frederick A. Bell
                                          ________________________________
                                      Its Second Vice President -
                                          Securities Investment


Accepted and Agreed to:

                                     American General Life Insurance
                                       Company


                                     By  Julia P. Tucker
                                         ________________________________
                                     Its Investment Officer


Accepted and Agreed to:

                                    United of Omaha Life Insurance
                                      Company


                                    By  Curt Caldwell
                                        _________________________________
                                    Its First Vice President

Accepted and Agreed to:

                                    American Republic Insurance
                                      Company


                                    By  G.F. Sheldon
                                        _________________________________
                                    Its Senior Vice President, Investments

Accepted and Agreed to:


                                     Aid Association for Lutherans


                                     By  James Abitz
                                         ________________________________
                                     Its Vice President - Securities



                                     By  R. Jerry Scheel
                                         ________________________________
                                     Its Second Vice President - Securities


Accepted and Agreed to:

                                     Provident Mutual Life Insurance
                                       Company

                                     By  James D. Kestner
                                         ________________________________
                                     Its Vice President


Accepted and Agreed to:

                                     Indianapolis Life Insurance Company

                                     By  Gene E. Trueblood
                                         _________________________________
                                     Its Vice President, CIO and Treasurer